SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 17, 2011, Par Pharmaceutical, Inc. (“Par”), our wholly-owned operating subsidiary, entered into a share purchase agreement (“Share Purchase Agreement”) with Edict Pharmaceuticals Private Limited (“Edict”) and the shareholders of Edict (the “Selling Shareholders”), pursuant to which Par agreed to acquire all of the outstanding share capital of Edict, a company located in Tamil Nadu, India, that researches, develops and manufactures generic pharmaceutical products.

The purchase price for the shares of Edict is $20,500,000 in cash on the closing date and up to an additional $12,000,000 of contingent cash consideration based on the achievement by Edict of specified objectives in connection with its abbreviated new drug applications.  In addition, under the Share Purchase Agreement, Par has agreed to repay Edict’s outstanding indebtedness as of the closing date in an amount up to $4,300,000 plus additional indebtedness that Edict has incurred for (a) operational expenditures between April 1, 2011 and the closing date in an amount up to $177,000 per month and (b) capital and material expenditures between the signing and closing date in an amount equal to $800,000 plus such other amounts approved by Par in its discretion.

The Share Purchase Agreement contains customary representations, warranties and indemnification provisions.  In addition, the principal Selling Shareholders will be subject to non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to Edict’s business.

The closing of the stock acquisition is subject to the satisfaction of closing conditions that are customary for transactions of this type, including regulatory approvals from Indian governmental authorities.

In connection with the Share Purchase Agreement, Par has entered into an employment agreement with Muthusamy Shanmugam, a Selling Shareholder who currently serves as the Chief Executive Officer of Edict, and a consulting agreement with Jaganathan Jayaseelan, a Selling Shareholder who currently serves as the President of Edict.  The employment agreement and consulting agreement will become effective upon the closing of the proposed acquisition.

Item 5.07    Submission of Matters to a Vote of Security Holders

We held our annual stockholders’ meeting on May 17, 2011, at which a quorum was present.  At the annual meeting, our stockholders (i) elected Patrick G. LePore, Ronald M. Nordmann and Joseph E. Smith to serve as our Class III directors for a three-year term expiring at the 2014 annual meeting of stockholders, (ii) ratified Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year, (iii) approved the non-binding advisory vote on our 2010 executive compensation programs and policies for our Named Executives (as described in the Compensation Discussion and Analysis set forth in our Proxy Statement filed with the Securities and Exchange Commission on March 30, 2011), (iv) chose “every year” on the frequency of the stockholder advisory vote on our executive compensation programs and policies for our Named Executives, and (v) reapproved the material terms of performance goals under our 2004 performance equity plan.

The following are the voting results for these proposals:

PROPOSAL 1 – Election of Class III directors for a three-year term expiring at the 2014 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes

Patrick G. LePore	28,408,987	1,688,603	2,922,251
Ronald M. Nordmann	28,956,933	1,140,657	2,922,251
Joseph E. Smith	28,911,719	1,185,871	2,922,251

PROPOSAL 2 – Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2011:

For	Against	Abstain	Broker Non-Votes

32,442,444	549,427	27,970	0

PROPOSAL 3 – Non-binding advisory vote on our 2010 executive compensation programs and policies for our Named Executives:

For	Against	Abstain	Broker Non-Votes

28,561,964	1,493,116	42,510	2,922,251

PROPOSAL 4 – Non-binding advisory vote on the frequency of a stockholder vote on our executive compensation programs and policies for the Named Executives:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

26,842,141	92,956	3,121,341	41,152	2,922,251

PROPOSAL 5 – Reapproval of the material terms of the performance goals under our 2004 performance equity plan:

For	Against	Abstain	Broker Non-Votes

27,312,748	2,712,979	71,863	2,922,251

Item 8.01  Other Events.

On May 23, 2011, we issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the execution of the Share Purchase Agreement.

Item 9.01

Financial Statements and Exhibits.

(d)

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release issued by Par Pharmaceutical Companies, Inc., dated May 23, 2011

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  May 23, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President, Chief

Administrative Officer and General Counsel

EXHIBIT INDEX

     The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release issued by Par Pharmaceutical Companies, Inc., dated May 23, 2011